Exhibit 10(l)

FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This Fifth Amendment to Credit Agreement and Consent (this “Amendment”) is made and entered into as of May     , 2012 by and between VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”), AYDIN DISPLAYS, INC. (“Aydin” and together with Lexel, Z-Axis, Teltron, collectively, the “Subsidiaries”; and the Subsidiaries, together with Parent, collectively, the “Borrowers”) and PNC BANK, NATIONAL ASSOCIATION (as successor to RBC Bank USA)), as administrative agent (the “Agent”), and PNC BANK, NATIONAL ASSOCIATION (as successor to RBC Bank USA)), as a lender (“PNC”), and COMMUNITY & SOUTHERN BANK (“CSB”), as a lender (PNC and CSB, the “Lenders”);

W I T N E S S E T H:

WHEREAS, the Borrowers (other than Acquisition Sub), FOX INTERNATIONAL, LTD., INC. (“Fox”), the Agent and the “Lenders have made and entered into that certain Credit Agreement, dated as of December 23, 2010, as amended by that certain Amendment to Credit Agreement and Consent, dated as of May 26, 2011 (the “First Amendment”), as amended by that certain Amendment to Credit Agreement and Consent, dated as of July 26, 2011 (the “Second Amendment”), as amended by that certain Third Amendment to Credit Agreement (the “Third Amendment”), dated as of September 1, 2011, as amended by that certain Fourth Amendment to Credit Agreement and Consent (the “Fourth Amendment”), dated as of January 17, 2012 (the “Original Credit Agreement” and, as amended hereby, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, pursuant to the Original Credit Agreement, the Agent and Lenders have extended to the Borrowers and Fox a credit facility consisting of (i) the Aggregate Revolving Loan Commitment in the original principal amount of up to $17,500,000 and subsequently reduced to $15,000,000 pursuant to the First Amendment (and including a $1,000,000 Swingline Loan sub-facility added pursuant to the Second Amendment), (ii) the Term Loan A Commitment in the original principal amount of up to $3,500,000, and (iii) the Term Loan B Commitment in the original principal amount of up to $3,000,000;

WHEREAS, Fox has been released from the Original Credit Agreement and Loan Documents pursuant to the First Amendment and, pursuant to the Fourth Amendment, the Agent and Lenders consented to the Parent’s Investment in Stingray through the purchase of the Stingray Note;

WHEREAS, the Borrowers desire (a) to permit the Parent to establish a new acquisition subsidiary, SR56 Corporation (the “Acquisition Sub”), (b) to have Acquisition Sub acquire the assets of Stingray, (c) to have Aydin acquire substantially all or all of the assets of Acquisition Sub, (d) for Acquisition Sub to merge with and into Parent, with the Parent as the surviving entity of such merger, and (e) to amend certain provisions of the Original Credit Agreement in connection therewith;

WHEREAS, the Borrowers desire (a) to permit the Parent to sell its facility in Wayne County, Pennsylvania (the “Chroma Facility”) to Park Street Properties, LLC (“Park Street Properties”) and receive a note and mortgage in return therefor and (b) to amend certain provisions of the Original Credit Agreement in connection therewith;

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

Consent

Section 1.1 Definitions. Except as provided below, all other capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

Section 1.2 Stingray Consents. The Agent and the Lenders hereby consent (a) to the Parent’s establishment of Acquisition Sub as a new acquisition subsidiary, (b) to Acquisition Sub’s acquisition of the assets of Stingray pursuant to the Stingray Acquisition, provided the maximum aggregate amount payable for the Stingray Acquisition shall not exceed the Stingray Acquisition Amount, (c) to the Acquisition Sub’s transfer of substantially all or all of its assets to Aydin (the “ Acquisition Sub Asset Transfer”) and (d) to Acquisition Sub’s merger with and into the Parent, with the Parent as the surviving entity of such merger (the “Acquisition Sub Merger”). The Agent and the Lenders also hereby consent to the use of the proceeds of the Revolving Loan to finance the Stingray Acquisition (in an amount not to exceed $300,000 of the Maximum Stingray Purchase Price). The Agent and the Lenders also hereby consent to the Investment by Parent arising from its acquisition of Stingray pursuant to the Stingray Acquisition, provided the amount of such Investment shall not exceed the Maximum Stingray Purchase Price.

Section 1.3 Chroma Facility Sale Consents. The Agent and the Lenders hereby consent to the Parent’s sale of the Chroma Facility for an amount not less than $750,000 and subject to the terms hereof. The Agent and the Lenders also hereby consent to the Investment by Parent arising from its receipt of a promissory note from Park Street Properties as part of the consideration for such sale of the Chroma Facility; provided such note (i) is for $690,000 (less any cash payment), (ii) is secured by a mortgage on the Chroma Facility in favor of the Parent, (iii) bears interest at least 8.00% per annum and (iv) matures no later than ten years from its date of execution. Such sale may be consummated after the execution hereof, provided it complies with the terms hereof. In connection with such sale, the Borrowers shall pay down the Term Loan B by $413,000, which funds may include the escrow deposit paid to Parent from Park Street Properties and a draw under the Revolving Loan or other funds available to the Borrowers; and the Agent’s agreement to release its Mortgage on the Chroma Facility shall be conditioned upon the Agent’s and Lenders receipt of such $413,000 pay-down amount.

ARTICLE 2.

Amendments to Credit Agreement

Section 2.1 Definitions. The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read, or if not in such Section 1.1 of the Original Credit Agreement, then added in Section 1.1 of the Original Credit Agreement to read in their entirety, as follows:

“Chroma Facility” means Parent’s facility in 8-18 Riverside Drive, White Mills, Wayne County, Pennsylvania 18473

“Park Street Properties Note” means, if Parent sells the Chroma Facility to Park Street Properties, the promissory note to be issued from Park Street Properties to Parent in the original principal amount of $690,000, as amended from time to time, to evidence Park Street Properties’ payment obligations to Parent arising from the sale of the Chroma Facility to Park Street Properties.

“Maximum Stingray Purchase Price” means the aggregate of (i) the forgiveness of the debt evidenced by the Stingray Note, (ii) up to $300,000 to repay Stingray line of credit debt to Commercial Business Finance Corp. and (iii) up to 80,000 shares of the Parent’s common stock issued to Stingray’s owners (with 56,000 shares issued at closing of the Stingray and up to an additional 24,000 issued depending on market price to achieve a total value of $500,000 for such shares).

“Stingray Acquisition” means the acquisition by Acquisition Sub of substantially all of the assets and certain liabilities of Stingray pursuant to the Stingray Acquisition Agreement.

“Eligible Accounts” means only those Accounts that are within the meaning of the term “account” as defined under the UCC, that are in existence and have arisen in the ordinary course of a Borrower’s business, in which Agent, on behalf of the Lenders, has a perfected first priority Lien and that comply with all of such Borrower’s representations and warranties to Agent and Lenders set forth in this Agreement and the other Loan Documents; provided, Agent may change the standards of eligibility by giving Borrowers thirty (30) days’ prior written notice. Unless otherwise agreed to by Agent and the Lenders, Eligible Accounts shall not include the following: (i) Accounts that the Account Debtor has failed to pay within ninety (90) days of the original invoice date; (ii) Accounts with respect to an Account Debtor, twenty five percent (25%) of whose Accounts the Account Debtor has failed to pay within ninety (90) days of the original invoice date or which are otherwise deemed ineligible hereunder; (iii) Accounts with respect to which the Account Debtor is an officer, employee or agent of a Borrower; (iv) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional; (v) Accounts with respect to which the Account Debtor is an Affiliate or Subsidiary of a Borrower, or another Borrower; (vi) Accounts with respect to which the Account Debtor does not have its principal place of business in the United States; (vii) any Account with respect to which the Account Debtor is the United States, a State, or any department, agency or instrumentality of the United States or a State, but only to the extent such Accounts aggregate in excess of $100,000 (and then only excluding the amount of such Accounts in excess of $100,000), provided, after a Default or Event of Default no such Account shall be deemed eligible hereunder unless Agent has received an executed Assignment of Claims Act (or similar state law) filing with respect thereto, in form and substance satisfactory to the Agent; (viii) Accounts with respect to which a Borrower is liable to the Account Debtor for goods sold or services rendered by the Account Debtor to a Borrower, but only to the extent of any amounts owing to the Account Debtor against amounts owed to such Borrower; (xi) Accounts with respect to an Account Debtor, including its Subsidiaries and Affiliates, whose total obligations to any Borrower(s) exceed thirty percent (30%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Agent; (x) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto as to which Agent believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Debtor Relief Laws, or becomes insolvent, or goes out of business; and (xi) Accounts the collection of which Agent reasonably determines after inquiry to be doubtful. Borrowers acknowledge and agree that Agent may, upon review of the results of its post-closing field examination, adjust the eligibility requirements for Eligible Accounts as provided in Section 6.14 hereof.

“Tangible Net Worth” means, as of any date of calculation, calculated on a consolidated basis for Borrowers and in accordance with GAAP, shareholders’ equity (net of any Permitted Share Repurchases, regardless of whether the applicable shares were cancelled or held in treasury), less intangible assets, less amounts due from Related Parties, less, if the Chroma Facility is sold for consideration evidenced by the Park Street Properties Note, the outstanding principal balance of the Park Street Properties Note, plus the non-current portion of any Subordinated Debt.

Section 2.2 Amendment. Section 6.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

6.11 Use of Proceeds. Use the proceeds of (a) the Revolving Loan for working capital and to finance the Stingray Merger (in an amount not to exceed $300,000 of the Maximum Stingray Purchase Price), and (b) the Term Loan A and the Term Loan B to refinance existing debt owing to RBC Bank (USA).

Section 2.3 Amendment. Section 7.02(h) of the Credit Agreement is hereby amended in its entirety to read as follows:

(h) The Investment by Parent arising from the acquisition of Stingray, provided the amount of such Investment shall not exceed the Maximum Stingray Purchase Price.

Section 2.4 Amendment. A new Section 7.02(j) is hereby added to the Credit Agreement to read in its entirety as follows:

(i) If the Chroma Facility is sold for consideration evidenced by the Park Street Properties Note, the Investments evidenced by the Park Street Properties Note.

ARTICLE 3.

Conditions to Effectiveness

Section 3.1 Conditions. The amendments to the Credit Agreement and the consent set forth in this Amendment shall become effective as of date (the “Effective Date”) after all of the conditions set forth in this Article hereof shall have been satisfied to Agent’s and Lenders’ sole discretion.

Section 3.2 Execution of Amendment. The Borrowers shall have executed and delivered this Amendment.

Section 3.3 Confirmation of Ordway Guaranty. Guarantor shall have executed and delivered a confirmation of his Guaranty agreement and other Loan Documents executed by him in favor of the Agent and the Lenders, which confirmation shall be in form and substance satisfactory to the Agent and the Lenders.

Section 3.4 Representations and Warranties. (a) As of the Effective Date, the representations and warranties set forth in the Credit Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing; and (c) the Agent and the Lenders shall have received from the Borrower a certificate dated the Effective Date, certifying the matters set forth in subsections (a) and (b) of this Section, which certificate shall be in form and substance satisfactory to the Agent and the Lenders.

Section 3.5 Stingray Acquisition. The Stingray Acquisition shall have been consummated in accordance with documents satisfactory to the Agent in its sole discretion.

Section 3.6 Lien Searches. The Agent shall have received UCC and other Lien searches on Stingray, and payoff letters from Stingray’s lender, which shall confirm that upon payment of the Maximum Stingray Purchase Price, all Liens against Stingray’s assets to be purchased by Acquisition Sub will be released.

Section 3.7 Acquisition Sub Asset Transfer and Acquisition Sub Merger. The Acquisition Sub Asset Transfer and the Acquisition Sub Merger shall have been effected pursuant to documentation reasonably satisfactory to the Agent.

Section 3.8 Expenses. The Borrowers shall have paid all costs and expenses of the Agent and the Lenders in connection with the transactions contemplated hereby, including fees and expenses of the Agent’s and the Lenders’ counsel, and any other out-of-pocket expenses of the Agent and the Lenders.

ARTICLE 4.

Miscellaneous

Section 4.1 Entire Agreement; No Novation or Release. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Credit Agreement or any other Loan Document. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

Section 4.2 Fees and Expenses. All fees and expenses of the Agent and Lenders incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrowers promptly upon the submission of the bill therefor. If the Borrowers shall fail to promptly pay such bill, the Agent and Lenders are authorized to pay such bill through an Advance of funds under the Revolving Facility or by debiting the Borrowers’ accounts with the Agent and Lenders to pay the same.

Section 4.3 Choice of Law; Successors and Assigns. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be signed in multiple counterparts.

WITNESS the hand and seal of each of the undersigned as of the date first written above.

Agent:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

PNC: PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

CSB: COMMUNITY & SOUTHERN BANK, as a Lender

By:
Name:
Title:

BORROWERS:

VIDEO DISPLAY CORPORATION

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

LEXEL IMAGING SYSTEMS, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

Z-AXIS, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

TELTRON TECHNOLOGIES, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer

AYDIN DISPLAYS, INC.

By:	/s/ Ronald D. Ordway
Ronald D. Ordway, Chief Executive Officer